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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated May 2, 1997, except for Note 8, as to which the date is November 17, 1997, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-33521) and related Prospectus of InterVU Inc. (a development stage company) expected to be filed on or about November 19, 1997.



                                          ERNST & YOUNG LLP


November 17, 1997
San Diego, California